Exhibit 99.6
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                         SUPPLY AND SERVICES AGREEMENT

                                    between

                                  PEAPOD, INC.

                                      and

                             KONINKLIJKE AHOLD N.V.

                               ----------------

                                  Dated as of

                                 April 14, 2000

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

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 ARTICLE I     DEFINITIONS AND CONSTRUCTION...............................    1
     1.01     Definitions.................................................    1
     1.02     Construction................................................    3

 ARTICLE II   WHOLESALE SUPPLY............................................    3
     2.01     Agreement to Purchase.......................................    3
     2.02     Price, Cost and Other Charges...............................    4
     2.03     Returns, Refunds and Credits to Customers...................    4
     2.04     Title to Products; Risk of Loss.............................    4

 ARTICLE III  WAREROOMS; IMPLEMENTATION AND CLOSURE.......................    5
     3.01     Warerooms...................................................    5
     3.02     Slot Settings...............................................    5
     3.03     Expansion and Establishment of Warerooms....................    5
     3.04     Relocation or Closure of Existing Warerooms.................    5
     3.05     Configuration and Build Out.................................    5

 ARTICLE IV   PERFORMANCE OF SERVICES.....................................    5
     4.01     Service Level and Productivity..............................    5
     4.02     Provision of Services.......................................    6
     4.03     Employees and Staff Support.................................    6

 ARTICLE V    SUPPLIER INCENTIVE ARRANGEMENT..............................    6
     5.01     Supplier Incentive Fee......................................    6

 ARTICLE VI   FULFILLMENT SERVICES........................................    6
     6.01     Fulfillment Services........................................    6
     6.02     Costs.......................................................    6

 ARTICLE VII  DELIVERY SERVICES...........................................    6
     7.01     Delivery Services...........................................    6
     7.02     Costs.......................................................    6
     7.03     Delivery Charges............................................    7

 ARTICLE VIII FIELD OPERATIONS SERVICES...................................    7
     8.01     Field Operations Services...................................    7
     8.02     Costs.......................................................    7

 ARTICLE IX   OVERHEAD SERVICES...........................................    7
     9.01     Overhead Services...........................................    7
     9.02     Costs.......................................................    7

 ARTICLE X    PAYMENTS BY THE CUSTOMERS...................................    7
    10.01     Payment by Customers........................................    7
    10.02     Coupons.....................................................    8
    10.03     Books and Records...........................................    8

 ARTICLE XI   ADVERTISING AND MARKETING...................................    8
    11.01     Advertising and Marketing...................................    8
    11.02     Trademark...................................................    9
    11.03     Quality Control.............................................    9
    11.04     Customer Data...............................................    9

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 ARTICLE XII   BILLING AND PAYMENTS.......................................    9
    12.01      Invoicing..................................................    9
    12.02      Additional Gross...........................................   10
    12.03      Payment....................................................   10
    12.04      Disputes...................................................   10
    12.05      Payment Matters............................................   10

 ARTICLE XIII  EXCLUSIVITY RIGHTS.........................................   10
    13.01      Exclusivity Rights.........................................   10

 ARTICLE XIV   TERM; TERMINATION..........................................   11
    14.01      Term.......................................................   11
    14.02      Renewal....................................................   11
    14.03      Early Termination..........................................   11
    14.04      Sums Due...................................................   11
    14.05      Effect of Termination......................................   11

 ARTICLE XV    FORCE MAJEURE..............................................   12
    15.01      Force Majeure..............................................   12

 ARTICLE XVI   LIABILITY; INDEMNIFICATION.................................   12
    16.01      Consequential and Other Damages............................   12
    16.02      Liability..................................................   12
    16.03      Disclaimer.................................................   12

 ARTICLE XVII  TECHNOLOGY PARTNERSHIP AGREEMENT...........................   12
    17.01      Technology.................................................   12

 ARTICLE XVIII BRANDING...................................................   13
    18.01      Branding...................................................   13

 ARTICLE XIX   MISCELLANEOUS..............................................   13
    19.01      Confidentiality............................................   13
    19.02      Notices....................................................   13
    19.03      Amendments and Waivers.....................................   14
    19.04      Expenses...................................................   14
    19.05      Parties in Interest........................................   14
    19.06      WAIVER OF JURY TRIAL.......................................   14
    19.07      Counterparts...............................................   14
    19.08      Governing Law and Jurisdiction.............................   14
    19.09      Assignment.................................................   15
    19.10      Table of Contents, Captions................................   15
    19.11      Entire Agreement...........................................   15
    19.12      Severability...............................................   15
    19.13      Third Party Beneficiaries..................................   15
    19.14      No Strict Construction.....................................   15

 EXHIBITS
 Exhibit A--List of Existing States
 Exhibit B--Form of License Agreement
 Exhibit C--Incentive Fee
 Exhibit D--Fulfillment Services
 Exhibit E--Delivery Services
 Exhibit F--Field Operations Services
 Exhibit G--Overhead Services
 Exhibit H--Peapod Partnership Opportunity Document

                         SUPPLY AND SERVICES AGREEMENT

   SUPPLY AND SERVICES AGREEMENT (this "Agreement") dated as of April 14, 2000 between Peapod, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and Koninklijke Ahold N.V., a public company with limited liability organized and existing under the laws of the Netherlands (the "Supplier").

                                  WITNESSETH:

   WHEREAS, the Company is engaged in the online retail food and other merchandise shopping business in certain markets in the United States; and

   WHEREAS, the Supplier, through its Affiliates, is involved in the retail food and other merchandise and food supply business in certain markets in the United States; and

   WHEREAS, the Company has issued a Promissory Note dated April 5, 2000 in favor of BEW, Inc., a Delaware corporation ("BEW"), an Affiliate of the Supplier, and entered into a Security Agreement dated April 7, 2000 with BEW (as amended, the "Note and Security Agreement"), pursuant to which BEW has advanced $3,000,000 to the Company; and

   WHEREAS, in connection with the Note and Security Agreement, the Company has issued a warrant dated April 10, 2000 in favor of the Supplier, to acquire 100,000 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"); and

   WHEREAS, the Company is entering into simultaneously herewith Credit and Security Agreements with the Supplier to refinance the Note and Security Agreement and to provide to the Company a $20 million revolving credit facility and will receive in connection therewith a warrant to acquire 3,566,667 shares of Common Stock; and

   WHEREAS, the Company is entering into simultaneously herewith a Purchase Agreement dated as of April 14, 2000 (the "Purchase Agreement") with the Supplier pursuant to which the Supplier has agreed to purchase from the Company, and the Company has agreed to sell to the Supplier, subject to the terms and conditions set forth therein, 19,369,873 shares of Series B Convertible Preferred Stock of the Company and warrants to purchase 32,894,270 shares of Common Stock; and

   WHEREAS, the Company wishes to purchase from the Supplier all of its requirements of perishable and nonperishable goods, and to obtain certain other services, for the Company's online business within the states listed in Exhibit A attached hereto, and the Supplier is willing to supply such requirements and provide such services to the Company, in each case on the terms and subject to the conditions set forth herein.

   NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND CONSTRUCTION

   1.01 Definitions.

   The following terms, as used herein, shall have the following meanings:

   "Accounting Referee" shall have the meaning set forth in Section 12.04.

   "Actual Costs" shall mean all costs of supplies used in the provision of Services, all Labor Costs, all risk and general liability insurance costs and any other actual costs and expenses associated with the performance of the Services.

   "Additional Gross" shall mean the amount of any additional coop allowances, allowances for slotting, scan buydowns and rebates for annual contracts granted to the Supplier by vendors or manufacturers on the purchase of perishables and groceries by the Supplier from such vendors or manufacturers.

   "Additional Gross Credit" shall have the meaning set forth in Section
12.02.

   "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, the Company shall not be deemed an Affiliate of the Supplier.

   "Agreement" shall have the meaning set forth in the preamble to this Agreement.

   "Ahold Facility" shall mean any Retail Store, warehouse, operational facility or any other building in which a Wareroom is, or may be, established pursuant to this Agreement.

   "Base Price" shall have the meaning set forth in Section 2.02(a).

   "BEW" shall have the meaning set forth in the recitals to this Agreement.

   "Business Day" shall mean any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in Chicago, Illinois, Chantilly, Virginia or New York, New York.

   "Common Stock" shall have the meaning set forth in the recitals to this Agreement.

   "Company" shall have the meaning set forth in the preamble to this Agreement.

   "Credit and Security Agreements" shall have the meaning set forth in the Purchase Agreement.

   "Credit Statement" shall have the meaning set forth in Section 12.02.

   "Delivery Services" shall have the meaning set forth in Section 7.01.

   "Existing State" shall have the meaning set forth in Section 13.01(a).

   "Field Operations Services" shall have the meaning set forth in Section
8.01.

   "Fulfillment Services" shall have the meaning set forth in Section 6.01.

   "Invoice" shall have the meaning set forth in Section 12.01.

   "Labor Costs" shall mean all labor related costs associated with the performance of Services, including, without limitation, salaries, workers' compensation, labor benefits, labor fringe benefits, healthcare and other welfare benefits claim costs.

   "License Agreement" shall mean the master license agreement relating to Warerooms entered into by and between the Company and the Supplier in substantially the form attached hereto as Exhibit B.

   "New State" shall have the meaning set forth in Section 13.01(b).

   "Note and Security Agreement" shall have the meaning set forth in the recitals to this Agreement.

   "Out of Stocks" shall mean, with respect to each Wareroom, the difference on a weekly basis between the Products ordered by the customers of the Company being serviced from such Wareroom and the Products actually delivered to such customers as reflected on the Company's invoices to such customers.

   "Overhead Services" shall have the meaning set forth in Section 9.01.

   "Person" shall mean any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

   "Products" shall have the meaning set forth in Section 2.01.

   "Purchase Agreement" shall have the meaning set forth in the recitals to this Agreement.

   "Retail Store" shall mean any retail store operated by the Supplier or any of its Affiliates.

   "Services" shall mean the Fulfillment Services, the Delivery Services, the Field Operations Services, the Overhead Services and any other services provided by the Supplier hereunder.

   "SKU" shall mean stock keeping unit.

   "Software License" shall have the meaning set forth in Section 17.01.

   "Supplier" shall mean Koninklijke Ahold N.V. or, in respect of any Services to be rendered hereunder, unless the context otherwise requires, any Affiliate thereof or third party that may be designated from time to time by Koninklijke Ahold N.V. to provide any such Services.

   "Trademarks" shall mean the trademarks, service marks, trade dress, logos and other indicia of origin or standard of quality used by the Supplier in connection with its Products, Services or the operation of its business.

   "Wareroom" shall have the meaning set forth in Section 3.01.

   "Warehouse and Transportation Charge" shall have the meaning set forth in
Section 2.02(c).

   1.02 Construction. The captions or headings in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions, Articles or Sections of this Agreement. All references in this Agreement to particular Articles or Sections are references to the Articles or Sections of this Agreement, unless some other references are clearly indicated. All accounting terms not specifically defined in this Agreement shall be construed in accordance with the generally accepted accounting principles as in effect on the date hereof. In this Agreement, unless the context otherwise requires, (i) words describing the singular number shall include the plural and vice versa, (ii) words denoting any gender shall include all genders and (iii) the word "including" shall mean "including without limitation." In interpreting and enforcing this Agreement, each of the representations and warranties set forth in this Agreement shall be given independent effect and shall not be deemed superseded or modified by any other such representation or warranty.

                                  ARTICLE II

                               WHOLESALE SUPPLY

   2.01 Agreement to Purchase. (a) The Company agrees to purchase from the Supplier, and the Supplier agrees to sell to the Company, all of the Company's requirements of perishables and non-perishables (collectively, the "Products") for the Company's online business within the States listed in Exhibit A attached hereto. The Supplier shall make available to the Company those Products whose selection and procurement are comparable in quality and value with the Supplier's existing supermarket business and/or are appropriate for the Company's business, as determined by the Supplier in its sole discretion; provided that the Company shall have the right to reasonably object to such determination.

   (b) Product Mix. The Supplier shall provide the Company from time to time with the Product mix for the Company's online business in each Existing State; provided that the Company shall have the right to reasonably object to such determination. The Company may also recommend to the Supplier the inclusion in the Product mix for the Company's online business in a particular Existing State of additional SKUs not carried by the Supplier, which SKUs, subject to approval by the Supplier, shall be included in the Product mix for such Existing State.

   2.02 Price, Cost and Other Charges. Within each Product category supplied by the Supplier under this Agreement, the Company shall pay the Supplier the Base Price for such Products plus additional costs, upcharges and fees, and minus allowances, related to such Products as set forth below:

     (a) Base Price. The base price for each Product (the "Base Price") shall be the manufacturer's or vendor's published price in the bracket in which the Supplier normally purchases such item for its Retail Stores.

     (b) Allowances. The Supplier shall deduct from the Base Price per SKU, to the extent reasonably possible, the full amount of all off-invoice and billback allowances.

     (c) Warehouse and Transportation Charge. For the stocking of the Products in the warehouses of the Supplier and/or its Affiliates and the transportation of such Products from such warehouses or from vendors' warehouses, as the case may be, to the various Warerooms, the Company shall pay the Supplier a fixed charge (the "Warehouse and Transportation Charge") equal to the charge usually paid by the Supplier's Retail Stores for such central warehouse and transportation services, calculated in accordance with the Supplier's usual standards and practices.

     (d) Other Costs. The Company shall pay any other reasonable costs relating to the supply of the Products by the Supplier to the Company pursuant to this Agreement.

   2.03 Returns, Refunds and Credits to Customers. (a) Returns. The Supplier will accept Products returned by the Company's customers either (i) to the delivery driver upon delivery of other Products to such customers or (ii) at any of the Supplier's Retail Stores. The Company shall be responsible for any Product returned by a customer due to damage or spoilage during delivery and for any Product that cannot be resold at a normal retail price. Accordingly, the Company shall be charged for such returned Products in accordance with the provisions of Article XII below. The Company shall have no responsibility for any Product returned by a customer otherwise than due to damage or spoilage that can be sold at a normal retail price. Accordingly, the Company shall receive an instore credit for such returned Products in accordance with the provisions of Article XII below.

     (b) Drivers' Credits to Customers. The Supplier may grant customers credit "at the door" on future purchases of Products from the Company as appropriate based upon a standard agreed upon by the Company and the Supplier from time to time which shall be in accordance with the Company's past practices. The cumulative amount of such credits shall be charged on a weekly basis to the Company in accordance with the provisions of Article XII below. The Supplier will submit to the Company any documentation on such credits reasonably requested by the Company.

   2.04 Title to Products; Risk of Loss. The Company will obtain title to the Products ordered by its customers immediately upon removal of such Products from the Warerooms for delivery to the Company's customers. The Products shall be held at the Company's risk and expenses with respect to loss and damage from any cause, including Acts of God and force majeure, spoilage and shrinkage, and taxes and charges of any kind from such time as the Products are removed from the Warerooms for delivery to the Company's customers until such time as the Products are actually delivered to such customers.

                                  ARTICLE III

                     WAREROOMS; IMPLEMENTATION AND CLOSURE

   3.01 Warerooms. The Supplier shall provide the Company with warerooms (each, a "Wareroom", and collectively, the "Warerooms") (i) of approximately 7,000 square feet each, (ii) suitable for the performance by the Supplier of the Services hereunder, and (iii) located initially in the premises of the Ahold Facilities to be designated by the Supplier as promptly as practicable after the date hereof, but in no event later than 30 days after the date hereof. As promptly as practicable after the date hereof, the Company and the Supplier shall enter into the License Agreement in substantially the form attached hereto as Exhibit B for the provision of such Warerooms by the Supplier to the Company in connection with the performance of the Services hereunder.

   3.02 Slot Settings. Slot settings (i.e., delivery windows) which determine the number of orders for each Wareroom shall be controlled and reallocated by the Company. The Company shall not close or reduce the slot setting of any Wareroom without the consent of the Supplier unless reported late deliveries (other than those from customers who were provided notice by the Supplier that such deliveries would be late) originating from such Wareroom in any week exceed three percent (3%) of the total number of orders actually delivered to customers of the Company from such Wareroom during such week.

   3.03 Expansion and Establishment of Warerooms. The parties shall meet annually for purposes of determining Wareroom budgeting and capital expenditures, including plans for the expansion of existing Warerooms and the establishment of new Warerooms. If the parties fail to agree with respect to any such matters, the unresolved matter will be discussed between the Chief Executive Officers of the Company and of the Supplier (or its nominee) and, if they fail to reach agreement, such unresolved matter will be determined by the Chief Executive Officer of the Supplier (or its nominee) in his sole discretion and such determination shall be binding on the parties hereto.

   3.04 Relocation or Closure of Existing Warerooms. The Supplier may, in its sole discretion, relocate to another Ahold Facility or close an existing Wareroom; provided, however, that the Supplier shall give the Company at least 90 days prior written notice of its intention to do so and shall discuss with the Company any reasonable objection of the Company to such relocation or closure. Notwithstanding the foregoing, it is understood and agreed that the Supplier's determination as to such relocation or closure shall be final and binding. Within 90 days of the Supplier's delivery of such written notice to the Company, the Company and the Supplier shall agree on a schedule for the relocation or closure, which in no event shall be more than 180 days from the date of the Company's receipt of such notice of such relocation or closure, as the case may be, of such Wareroom. In the event a Wareroom is to be closed, the Supplier shall use reasonable efforts to provide the Company with an alternative reasonably acceptable to the Company to service the customers formerly serviced from such closed Wareroom.

   3.05 Configuration and Build Out. The Supplier and the Company shall cooperate in configuring the Warerooms in a commercially reasonable manner for the safe, productive and efficient performance of the Services hereunder. The Company shall be responsible for the cost of all of the equipment relating to the provision of the Fulfillment Services and the Delivery Services. The Supplier shall be responsible for the cost of all of the equipment normally used in the daily operation of its Retail Stores including, but not limited to, meat slicers, wrappers and other specialty food preparation supplies.

                                  ARTICLE IV

                            PERFORMANCE OF SERVICES

   4.01 Service Level and Productivity. The Supplier and the Company agree that the service level for the Products supplied by the Company under this Agreement for each Wareroom shall be an Out of Stocks level of no greater than 5%. If the Supplier fails to meet this level, the Supplier shall assign on a full-time basis a field supervisor to reduce the Out of Stocks level to or below the level provided above, at no additional charge to the Company.

   4.02 Provision of Services. The Company understands and agrees that the Supplier shall have the right, in its sole discretion, to use Affiliates and/or third parties selected by the Supplier for the supply of the Products and/or the provision of any of the Services hereunder.

   4.03 Employees and Staff Support. The Supplier agrees that it shall be responsible for determining and shall use its reasonable efforts to maintain sufficient personnel levels to supply the Products and perform the Services under this Agreement.

                                   ARTICLE V

                        SUPPLIER INCENTIVE ARRANGEMENT

   5.01 Supplier Incentive Fee. The Company shall pay to the Supplier an incentive fee as set forth, and according to the terms and conditions included, in Exhibit C attached hereto.

                                  ARTICLE VI

                             FULFILLMENT SERVICES

   6.01 Fulfillment Services. The Supplier or its nominee shall provide to the Company fulfillment and store services (the "Fulfillment Services") as described, and according to the terms and conditions included, in Exhibit D attached hereto. The parties shall cooperate with each other to ensure appropriate coordination of such Fulfillment Services. The Company shall provide the Supplier daily in a timely manner with all information necessary for the performance by the Supplier or its nominees of such Fulfillment Services, including without limitation, all information relating to slot settings and smart flow incentives.

   6.02 Costs. The Company shall bear all of the Actual Costs incurred by the Supplier or its nominee in connection with the performance and provision of the Fulfillment Services hereunder as described in, and in accordance with the terms and conditions of, Exhibit D attached hereto. Such Actual Costs shall be charged to the Company on an actual or fixed basis as provided in Exhibit D attached hereto. The Company and the Supplier shall work together to reduce the Actual Costs incurred in connection therewith. The calculation and allocation of the Actual Costs shall be made on the same basis and in the same manner as is used in calculating and allocating costs and expenses charged by the Supplier or its relevant Affiliate to its Retail Stores for Fulfillment Services.

                                  ARTICLE VII

                               DELIVERY SERVICES

   7.01 Delivery Services. Based on the orders collected by the Company from its online customers for the purchase of Products, the Supplier or its nominee shall coordinate locally the delivery of such Products to the homes or offices of the Company's customers (the "Delivery Services") as described, and according to the terms and conditions included, in Exhibit E attached hereto. The Company shall provide the Supplier or its nominee daily in a timely manner with all information necessary for the performance by the Supplier or its nominee of such Delivery Services, including without limitation, all customers, delivery and pre-routing information. The parties shall cooperate with each other to ensure appropriate coordination of such Delivery Services.

   7.02 Costs. The Company shall bear all of the Actual Costs incurred by the Supplier or its nominee in connection with the performance and provision of the Delivery Services hereunder as described in, and in accordance with the terms and conditions of, Exhibit E attached hereto. Such Actual Costs shall be charged to the Company on an actual or fixed basis as provided in Exhibit E attached hereto. The Company and the Supplier shall work together to reduce the Actual Costs incurred in connection therewith. Labor Costs shall be allocated to the Company for all delivery personnel used in the provision of the Delivery Services.

   7.03 Delivery Charges. The Company shall establish the amounts to be charged to its customers for the delivery of Products to such customers, including pricing for particular delivery times, subject to approval by the Supplier.

                                 ARTICLE VIII

                           FIELD OPERATIONS SERVICES

   8.01 Field Operations Services. The Supplier or its nominee shall provide to the Company field operations services (the "Field Operations Services") as described, and according to the terms and conditions included, in Exhibit F attached hereto. The parties shall cooperate with each other to ensure appropriate coordination of such Field Operations Services.

   8.02 Costs. The Company shall bear all of the Actual Costs incurred by the Supplier or its nominee in connection with the performance and provision of the Field Operations Services hereunder as described in, and in accordance with the terms and conditions of, Exhibit F attached hereto. Such Actual Costs shall be charged to the Company on an actual or fixed basis as provided in Exhibit F attached hereto. The Company and the Supplier shall work together to reduce the Actual Costs incurred in connection therewith. The calculation and allocation of the Actual Costs shall be made on the same basis and in the same manner as is used in calculating and allocating costs and expenses charged by the Supplier or its relevant Affiliate to its Retail Stores for Field Operations Services.

                                  ARTICLE IX

                               OVERHEAD SERVICES

   9.01 Overhead Services. The Supplier or its nominee shall provide to the Company, upon the Company's request, intercompany overhead services (the "Overhead Services") as described, and according to the terms and conditions included, in Exhibit G attached hereto. The parties shall cooperate with each other to ensure appropriate coordination of such Overhead Services.

   9.02 Costs. The Company shall bear all of the Actual Costs incurred by the Supplier or its nominee in connection with the performance and provision of the Overhead Services hereunder as described in, and in accordance with the terms and conditions of, Exhibit G attached hereto. Such Actual Costs shall be charged to the Company on an actual or fixed basis as provided in Exhibit G attached hereto. The Company and the Supplier shall work together to reduce the Actual Costs incurred in connection therewith. The calculation and allocation of the Actual Costs shall be made on the same basis and in the same manner as is used in calculating and allocating costs and expenses charged by the Supplier or its relevant Affiliate to its Retail Stores for Overhead Services.

                                   ARTICLE X

                           PAYMENTS BY THE CUSTOMERS

   10.01 Payment by Customers. (a) Collection of Payment. The parties hereby agree that it shall be the Company's responsibility to collect payment from its customers for Products delivered thereto.

   (b) Payment by Credit Card. If the Company accepts credit card payments from its customers, it shall be responsible for and shall pay all credit card costs associated with such payment. The Supplier shall use its reasonable efforts to include the Company in its credit and exchange program.

   (c) Payment by Checks. If the Company accepts payment by checks from its customers upon delivery of the Products by the Supplier to such customers, the Supplier shall collect such checks according to the payment information provided to it by the Company, and use its reasonable efforts to submit such collected checks on a daily basis to the Company for clearance and payment, which shall be the sole responsibility of the Company.

   (d) Payment by Electronic Funds Transfer. If the Company accepts payment by electronic funds transfer from its customers, it shall be responsible for and shall pay all costs associated with such payment.

   10.02 Coupons. (a) Collection of Coupons by the Supplier. The Supplier may collect coupons from the Company's customers upon delivery of the Products by the Supplier to such customers, and shall submit such collected coupons to the Company on a weekly basis in order for the Company, which shall be responsible for the clearance of such coupons. Any doubling of coupons or other credit for coupons of an amount in excess of the face amount therefor shall be the responsibility of the Company.

   (b) Offer of Coupons by the Supplier. The Supplier may, if agreed to by the Company, offer and distribute coupons to the Company's customers upon delivery of the Product for future purchases.

   (c) Electronic Coupons. The Company may offer electronic coupons to its customers, which are funded by vendors or at the Company's own expense.

   10.03 Books and Records. (a) Obligation to Maintain Records. The Company shall maintain detailed accounting records according to standard accounting practices. The Company will periodically provide monthly to the Supplier any documentation or other information on such accounting, cash payment and reconciliation records as reasonably requested by the Supplier.

   (b) Right to Review Records. Up to two (2) times during each calendar year, the Supplier, or its nominees, shall have the right, upon reasonable notice to the Company, to examine and audit the books and records of the Company relating to the sale of the Products by the Company to its customers and reflecting such information as is reasonably necessary to accurately verify the payments due to the Supplier pursuant to this Agreement. The Supplier's exercise of the foregoing right by itself or through its nominee shall not unduly interfere with the Company's business operations. The Supplier shall provide to the Company a copy of the results of any such examination or audit, and the parties shall promptly agree upon an appropriate adjustment to compensate for any errors or omissions disclosed by such audit. Should an audit disclose an error or omission by the Company resulting in an underpayment of 5% or more of the amount due, the Company shall promptly reimburse the Supplier for the reasonable out-of-pocket costs of the audit. If as a result of any such examination or audit, any error or omission with respect to any Invoice or Credit Statement is disclosed, the Company shall have the right to raise objections thereto notwithstanding the provisions of
Section 12.03.

                                  ARTICLE XI

                           ADVERTISING AND MARKETING

   11.01 Advertising and Marketing. (a) The Company shall be primarily responsible for all advertising, marketing, sales or sales support efforts, including without limitation, management and support for customer acquisition and retention, including in-bound telemarketing, point of sale promotions, direct mail, mass media and such other marketing programs as the Company and the Supplier shall mutually deem appropriate from time to time. The parties acknowledge that the Supplier has a substantial interest in protecting its brand and that, therefore, all marketing efforts and planning processes must be approved by the Supplier's marketing representative prior to the execution thereof. The Supplier shall cooperate, to the extent reasonably requested, with the Company with respect to such efforts. The Company will make available to the Supplier certain space on the Company's online service for use in promoting instore marketing programs. The financial and other terms associated with the content development, display and related consumer behavior feedback will be mutually established by the parties on a case-by-case basis.

   (b) The Company hereby acknowledges and agrees that the Supplier's motivation for entering into this Agreement is to expand its existing customer base and not merely replace existing customers' method of procuring Products. Accordingly, the Company shall use its reasonable best efforts to market and promote the Products in a manner intended to expand the Supplier's existing customer base.

   (c) The Company and the Supplier shall agree on an annual marketing plan for the offer of Products online.

   11.02 Trademark. The Supplier hereby grants to the Company a limited, non-exclusive, non-transferable, royalty-free, right and license to use the Trademarks in the United States of America, solely in connection with the Company's advertising, marketing, promotion and sale of Products supplied by the Supplier hereunder. Such license shall extend to affixation of the Trademarks on the Company's web sites and on packaging and promotional literature. Without the express prior written consent of the Supplier, the Company shall not change the form or use of the Trademarks in any respect from the form and manner approved in writing by the Supplier from time to time, nor shall the Company use the Trademarks in connection with the promotion, marketing, advertising or sale of any product or service other than as licensed hereunder, in connection with the SKUs permitted by Section 13.01(a). The Company shall have no rights of ownership in the Trademarks and shall not make any filing for registration of any of the Trademarks on its own behalf or in its own name. The Company's use of the Trademarks shall inure solely to the benefit of the Supplier and the goodwill appurtenant to the Trademarks shall belong exclusively to the Supplier. The Company shall not contest or otherwise attack or act in a manner inconsistent with the Supplier's right, title and interest in or to the Trademarks licensed hereunder.

   11.03 Quality Control. During the term of this Agreement, the Supplier shall have the right at all times to establish, and to require the Company's adherence to, quality control standards governing the preparation, distribution, commercialization and quality of products and services sold under the Trademarks. The Supplier shall also have the right to establish and to require the Company's adherence to standards governing the manner of display of the Trademarks for any and all uses licensed hereunder. Upon request, the Company shall provide the Supplier representative specimens of all web sites, advertising and other materials upon which the Company uses the Trademarks, for purposes of determining whether the Trademarks are being used in accordance with the applicable standards. If, in its sole discretion, the Supplier determines that any Trademarks are not being used in accordance with such applicable standards, upon five (5) days prior written notice, the Company will either cease use of the Trademarks at issue or modify such use so as to comply with such applicable standards. The Supplier shall provide to the Company a quarterly report on food safety inspection matters with respect to the Warerooms.

   11.04 Customer Data. It is understood and agreed by the parties that during the term of this Agreement the Supplier and the Company shall have joint access and full use of any and all information and data collected from customers by the Company in connection with the online offer of the Products by the Company; provided that the Supplier's and the Company's use of such information shall be subject to the Company's and Supplier's standard privacy policies (which, at a minimum, shall prohibit the selling of any such information to third parties, unless otherwise agreed by the Company and the Supplier ) and any applicable laws and regulations.

                                  ARTICLE XII

                             BILLING AND PAYMENTS

   12.01 Invoicing. Not later than Wednesday of each week, the Supplier shall deliver to the Company an invoice covering the supply and purchase of Products, the performance of Services during the preceding week and any instore credit due to the Company for returned Products pursuant to Section
2.03 below (each such
invoice, an "Invoice"). Each Invoice shall itemize in reasonable detail the Base Price for each category of Products purchased by the Company, the costs and expenses incurred by the Supplier in connection with the purchase of such Products and the performance of such Services during such preceding week. In connection therewith, each party shall provide the other all relevant information reasonably requested to permit the Supplier to prepare, and the Company to review, each Invoice.

   12.02 Additional Gross. The Company shall receive a credit (the "Additional Gross Credit") from the Supplier equal to the portion of any Additional Gross allocable to sales or performance of any particular Product by the Company to its customers during each four-week period. The Supplier shall deliver to the Company each month a statement (the "Credit Statement") setting forth the aggregate Additional Gross Credit for the preceding month and itemizing in reasonable detail the Additional Gross Credit for each category of Products. The Supplier shall credit the aggregate Additional Gross Credit as a deduction to the amount due by the Company under a subsequent Invoice.

   12.03 Payment. The Company shall have a period of seven (7) days after the receipt of each Invoice to confirm the accuracy of such Invoice or Credit Statement, as the case may be, and to present in writing to the Supplier notice of any objection the Company may have with respect to any aspect thereof. Unless the Company objects within such seven (7) day period, such Invoice or Credit Statement, as the case may be, shall be binding on the Company and the Supplier. The Company shall pay to the Supplier any amount payable with respect to each Invoice, including any disputed amount, by wire transfer of immediately available funds within seven (7) days of the receipt of each Invoice.

   12.04 Disputes. If the Company raises any objection with respect to an Invoice or Credit Statement within the relevant period provided in Section
12.03 or any objection to any other statement delivered by the Supplier to the Company pursuant hereto, the Company and the Supplier shall use their reasonable best efforts to resolve such dispute. If the Company and the Supplier fail to resolve such dispute within thirty (30) days and the amount in dispute is 5% of the total amount of the Invoice or the Credit Statement, then the disputed items shall be resolved by an independent accounting firm designated by the Supplier (the "Accounting Referee"). The Accounting Referee shall be directed to resolve the dispute within thirty (30) days of having the matter being referred to it. The decision of the Accounting Referee shall be final and binding on the Supplier and the Company. The fees and expenses of the Accounting Referee shall be borne by the Company unless the Accounting Referee makes a material change to the relevant Invoice, Credit Statement or other statement as prepared by the Supplier, in which case such fees and expenses shall be borne by the Supplier.

   12.05 Payment Matters. If any payment hereunder is in default, the Supplier shall have the right (which rights shall be non-exclusive, cumulative of and additional to all other remedies) to defer further deliveries and the provision of other Services until all payments in default have been made.

                                 ARTICLE XIII

                              EXCLUSIVITY RIGHTS

   13.01 Exclusivity Rights. (a) Subject to the terms and conditions of this Agreement, the Supplier shall be the sole and exclusive supplier of Products and provider of Services to the Company for each State set forth in Exhibit A (the "Existing States"). Notwithstanding the foregoing, if SKUs not carried by the Supplier have been added to the Product mix in any Existing State in compliance with the provisions of Section 2.01(b), the Company shall have the right to obtain the supply of such SKUs for its online business in such Existing States from any third party that the Company may select and which is reasonably acceptable to the Supplier.

   (b) In the event the Supplier proposes to provide the Products and Services contemplated hereunder in a State in which the Company is providing online shopping other than an Existing State, the Supplier shall provide written notice to the Company of such proposal, specifying (i) the State that will be serviced (the "New State"), (ii) whether such Products and Services are proposed to be provided through the opening of one or more

Warerooms in Ahold Facilities, or arrangements with a third-party, and (iii) the date on which the Supplier proposes to commence the provision of the Products and Services to the Company for such New State. Within 180 days of receipt of such notice, the Company shall terminate all existing supply and services agreements for the Company's online business in the New States with Persons other than the Supplier for the New State, unless otherwise agreed to by the Supplier. The Company and the Supplier agree that on the date specified in clause (iii) above, the New State shall be deemed to be included in Exhibit A and to be part of the Existing States.

   (c) Subject to the terms and conditions of this Agreement, the Company shall have the exclusive right to select a third party to act as the supplier of Products and provider of Services to the Company in any State other than Existing or New States. The Supplier may use its reasonable efforts to assist the Company in negotiations with any such third parties. The Company hereby agrees and covenants to use its reasonable efforts to amend any existing agreement to include, and to include in any future agreement, with a third party for the supply of Products and the provision of Services to the Company provisions according to which the Company shall have the right to terminate such agreement at any time before the expiration of its scheduled term upon the delivery to the other party of no more than 180 days' prior notice.

                                  ARTICLE XIV

                               TERM; TERMINATION

   14.01 Term. This Agreement shall become effective on the date hereof and shall continue for a term of five (5) years from the date hereof unless earlier terminated in accordance with the terms described below.

   14.02 Renewal. (a) This Agreement shall be automatically renewed at the end of the initial term specified in Section 14.01 for successive periods of one year, unless earlier terminated (i) in accordance with Section 14.03 or (ii) by one party at any time by delivering notice to such effect to the other party at least 180 days prior to the proposed termination date.

   (b) Notwithstanding any provisions herein to the contrary, the Supplier shall have the unilateral right to cause this Agreement to be renewed at the end of the initial term for another five-year term by delivering written notice to such effect to the Company at least 180 days prior to the end of the initial term, in which event the term will renew for said five-year period without any need for any further action by the parties hereto.

   14.03 Early Termination. (a) Either party may terminate this Agreement upon 90 days written notice to the other party in the event of a breach by the other party of a material term of this Agreement, the License Agreement or any of the Documents (as defined in the Purchase Agreement), provided that the breaching party shall not have cured such breach within 30 days after receiving such notice.

   (b) If Stockholder Approval (as defined in the Purchase Agreement) is not obtained on or prior to the seven-month anniversary of the date hereof, the Supplier may terminate this Agreement upon 30 days' prior notice to the Company.

   14.04 Sums Due. In the event of a termination of this Agreement, the Supplier shall be entitled to all outstanding amounts due from the Company up to the date of termination under this Article XIV.

   14.05 Effect of Termination. Termination or expiration of this Agreement shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party for any liability or obligation incurred under this Agreement through the effective date of such termination or expiration. In addition, upon termination or expiration of this Agreement, the Supplier and the Company shall continue to be entitled to joint access and full use of any and all information and data collected from customers by the Company in connection with the online offer of the Products; provided that the Supplier's and the Company's use of such information shall be subject to the Company's and Supplier's standard privacy policies (which, at a minimum, shall prohibit the selling of any such information to third parties, unless otherwise agreed by the Company and the Supplier ) and any applicable laws and regulations.

                                  ARTICLE XV

                                 FORCE MAJEURE

   15.01 Force Majeure. Any delay or failure of either party to perform hereunder solely as a result of a labor organization or dispute, governmental action, allocations or restrictions on quantities or supplies available to the Supplier established by producers or manufacturers, riots, insurrection, war, adverse weather, act of God interrupting the Supplier's activities or affecting any of the Ahold Facilities or any other event or condition outside of such party's control shall not constitute a breach of this Agreement.

                                  ARTICLE XVI

                          LIABILITY; INDEMNIFICATION

   16.01 Consequential and Other Damages. The Supplier shall not be liable, whether in contract, in tort (including negligence and strict liability), or otherwise, for any special, indirect, incidental or consequential damages whatsoever, which in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder, or the provision of or failure to supply any Product or provide any Service hereunder.

   16.02 Liability. (a) Limitation of Liability. In any event, the liability of the Supplier with respect to this Agreement or anything done in connection herewith, including but not limited to, the performance or breach hereof, or from the sale, delivery, provision or use of any Product or Service or documentation or data provided under or covered by this Agreement, whether in contract, tort (including negligence or strict liability) or otherwise, shall not exceed $100,000, except in the event of gross negligence or willful misconduct.

   (b) Product Liability. Notwithstanding any provision to the contrary contained herein, with respect to Product liability claims, the parties shall look to the manufacturer of such Products for any and all defense, indemnity or hold harmless claims unless there is clear proof that such claims are the result of an act or omission by the counter-party, in which case the provisions of this Section 17.02 shall apply.

   16.03 Disclaimer. The Services and Products provided and the Trademarks licensed hereunder are provided and licensed on an "AS, IS" basis, and Supplier hereby disclaims any and all express or implied warranties (including, without limitation, warranties of fitness for a particular purpose, merchantability, title, non-infringement, any implied warranties arising out of a particular course of performance, dealing or trade usage) to the extent permitted under applicable law.

                                 ARTICLE XVII

                       TECHNOLOGY PARTNERSHIP AGREEMENT

   17.01 Technology. The Company and the Supplier agree to use their reasonable best efforts to enter into, within fifteen (15) Business Days following execution of this Agreement, a Technology Partnership Agreement that is currently being negotiated generally in accordance with the terms of the Peapod Partnership Opportunity document attached hereto as Exhibit H. The parties acknowledge and agree that the Company is hereby granting to the Supplier a royalty free, world-wide and perpetual right to use all the Company's proprietary application software, exclusive of third parties in the Existing States (the "Software License"), and at the Supplier's request, the Company shall execute such documents as may be necessary to confirm said grant. Notwithstanding the foregoing, in the event the Stockholder Approval (as defined in the Purchase Agreement ) is not obtained on or prior to the seven-month anniversary of the date hereof, the parties hereto agree that the Software License shall automatically be amended without any further action by the parties to limit the grant to the Supplier to a right to use on a non-exclusive basis all of the Company's proprietary software in the Existing States for a term not to exceed two years and for a fee of $250,000 per six-month period payable in advance by the Supplier to the Company. In such event, the Supplier agrees to use its reasonable efforts to obtain the right to use alternative software as promptly as practicable.

                                 ARTICLE XVIII

                                   BRANDING

   18.01 Branding. The parties hereto agree that the Products shall be offered to the customers of the Company in a co-branded format using both the Supplier's and its Affiliates' brands and the Company's brand, but with primary emphasis on the brands of the Supplier and its Affiliates.

                                  ARTICLE XIX

                                 MISCELLANEOUS

   19.01 Confidentiality. (a) The Company acknowledges that the disclosure to third parties of Product costs and retail, vendors' or manufacturers' information or other non-public information obtained by the Company in connection with the performance and implementation of this Agreement could have a substantial adverse effect on the Supplier. The Company agrees to maintain such information in strict confidence.

   (b) The Supplier acknowledges that the disclosure to third parties of non-public information obtained by the Supplier in connection with the performance and implementation of this Agreement could have a substantial adverse effect on the Company. The Supplier agrees to maintain such information in strict confidence.

   19.02 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a reputable air courier service with tracking capability, with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following delivery of such notice to a reputable air courier service.

   If to the Company, to it at:

    Peapod, Inc.
    9933 Woods Drive
    Skokie, IL 60077
    Attention: Andrew Parkinson, Chairman
    Facsimile: (847) 583-9495

   with a copy (which shall not constitute notice) to:

    Sidley & Austin
    Bank One Plaza
    10 South Dearborn Street
    Chicago, IL 60603
    Attn: Christine A. Leahy
    Facsimile: (312) 853-7036

   If to the Supplier, to it at:

    Koninklijke Ahold NV
    Albert Heijnweg 1
    1507 EH Zaandam, The Netherlands
    Attention: Ton van Tielraden, Esq.
    Facsimile: (31-75) 659-8366

   and a copy (which shall not constitute notice) to:

    White & Case LLP
    1155 Avenue of the Americas
    New York, New York 10036
    Attention: Maureen S. Brundage, Esq./John M. Reiss, Esq.
    Facsimile: (212) 354-8113

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

   19.03 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

   19.04 Expenses. All costs and expenses incurred in connection with the preparation and negotiation of this Agreement shall be paid in accordance with the terms and condition set forth in Section 9.10 of the Purchase Agreement.

   19.05 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

   19.06 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.

   19.07 Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

   19.08 Governing Law and Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such State and without regard to the conflict of law provisions thereof, and each party hereto submits to the non-exclusive jurisdiction of the state and federal courts within the County of New York in the State of New York. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in
Section 12.01, such service to become effective seven days after such mailing. Nothing herein shall affect the right of the Supplier to serve process in any of the matters permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction. Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

   19.09 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party. Any purported assignment without such consent shall be void and of no effect; provided, however, that the Supplier shall have the right to assign this Agreement to any Affiliates or contract with a third party to supply the Products and/or to provide any of the Services hereunder without the prior written consent of the Company. The Supplier and the Company acknowledge that the Supplier may delegate the supplying of the Products and/or the performance of any Services to be provided under this Agreement to its Affiliates that normally performs such Services.

   19.10 Table of Contents, Captions. The table of contents and article and section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

   19.11 Entire Agreement. This Agreement, including the exhibits, schedules and other documents referred to herein which form a part hereof contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

   19.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

   19.13 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

   19.14 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

   In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          Peapod, Inc.

                                             /s/ Andrew B. Parkinson
                                          By __________________________________
                                            Name: Andrew B. Parkinson
                                            Title: Chairman

                                          Koninklijke Ahold N.V.

                                             /s/ Ton Van Tielraden
                                          By __________________________________
                                            Name: Ton Van Tielraden
                                            Title: Senior Vice President and
                                             General Counsel